Exhibit 99.1

ProMIS Neurosciences Announces $0.8 Million Registered Direct Offering, Priced At-the-

Market Under Nasdaq Rules

CAMBRIDGE, Massachusetts., July 22, 2025 – ProMIS Neurosciences Inc. (Nasdaq: PMN), a clinical-stage biotechnology company committed to discovery and development of therapeutic antibodies targeting toxic misfolded proteins in neurodegenerative diseases, such as Alzhiemer’s disease (AD), amyotrophic lateral sclerosis (ALS) and Parkinson’s disease (PD), today announced that it has raised $0.8 million at-the-market from an existing healthcare focused institutional investor.

The company has entered into a definitive agreement for the issuance and sale of pre-funded warrants (the “Pre-Funded Warrants”) to purchase 984,736 common shares, no par value (the “Common Shares”). The Pre-Funded Warrants were sold at a price of $0.8124 per share, which represents the per share offering price for the Common Shares less a $0.0001 per share exercise price for each such Pre-Funded Warrant. The Pre-Funded Warrants will be immediately excercisable at a nominal exercise price of $0.0001 per share and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The closing of the offering is expected to occur on or about July 24, 2025, subject to the satisfaction of customary closing conditions.

The gross proceeds to ProMIS are expected to be approximately $0.8 million, before deducting certain offering expenses. ProMIS intends to use the net proceeds from the offering towards its further advancement of the clinical development of PMN310, its lead therapeutic candidate, as well as for working capital and other general corporate expenses.

The securities above are being offering pursuant to a shelf registration statement on Form S-3 (333-274658) that was filed with the Securities and Exchange Commission (the “SEC”) on September 22, 2023, amended on September 27, 2023 and declared effective by the SEC on September 29, 2023. The offering is being made only by means of the written prospectus and prospectus supplement that form a part of the registration statement. A prospectus supplement relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC's website at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of offers to buy any of the securities being offered, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About ProMIS Neurosciences Inc.

ProMIS Neurosciences is a clinical-stage biotechnology company committed to the discovery and development of therapeutic antibodies selective for toxic oligomers associated with the development and progression of neurodegenerative and other misfolded protein diseases. The Company’s proprietary target discovery engine, EpiSelect™, predicts novel targets known as Disease Specific Epitopes (DSEs) on the molecular surface of misfolded proteins that cause neurodegenerative and other misfolded protein diseases, including Alzheimer’s disease (AD), amyotrophic lateral sclerosis (ALS), frontotemporal dementia (FTD), multiple system atrophy (MSA), and Parkinson’s Disease (PD). ProMIS has offices in Cambridge, Massachusetts (USA) and Toronto, Ontario (CAN).

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Certain information in this news release constitutes forward-looking statements and forward-looking information (collectively, “forward-looking information”) within the meaning of applicable securities laws. In some cases, but not necessarily in all cases, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “pleased to”, “look forward to”, “potential to”, “targets”, “expects” or “does not expect”, “is expected”, “excited about”, “an opportunity exists”, “is positioned”, “estimates”, “intends”, “assumes”, “anticipates” or “does not anticipate” or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might”, “will” or “will be taken”, “occur” or “be achieved”. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances contain forward-looking information. Specifically, this news release contains forward-looking information relating to the the expected timing for the closing of the offering and the anticipated use of proceeds from the offering. Statements containing forward-looking information are not historical facts but instead represent management's current expectations, estimates and projections regarding the future of our business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking information is necessarily based on a number of opinions, assumptions and estimates that, while considered reasonable by the Company as of the date of this news release, are subject to known and unknown risks, uncertainties and assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking information, including, but not limited to, the Company’s ability to fund its operations and continue as a going concern, its accumulated deficit and the expectation for continued losses and future financial results. Forward-looking information is necessarily based on a number of opinions, assumptions and estimates that, while considered reasonable by the Company as of the date of this news release, are subject to known and unknown risks, uncertainties and assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking information, including, but not limited to, the risk that clinical results or early results may not be indicative of future results, the Company’s ability to fund its operations and continue as a going concern, its accumulated deficit and the expectation for continued losses and future financial results. Important factors that could cause actual results to differ materially from those indicated in the forward-looking information include, among others, the factors discussed throughout the “Risk Factors” section of the Company's most recently filed Annual Report on Form 10-K for the year ended December 31, 2024 and in its subsequent filings filed with the United States Securities and Exchange Commission. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update any forward-looking information, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

For further information:

Visit us at www.promisneurosciences.com

Please submit media inquiries to info@promisneurosciences.com

For Investor Relations, please contact:
Kaytee Bock Zafereo
katherine.bock@promisneurosciences.com